EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated October 10, 2009 relating to the consolidated financial statements of China Swine Genetics, Inc. as of June 30, 2009 and for the years ended June 30, 2009 and 2008.

/s/ MS Group CPA LLC
MS Group CPA LLC

Edison, New Jersey
October 26, 2009